Report of Independent Registered Public Accounting Firm on Schedules

The Board of Directors and Stockholder Principal Life Insurance Company

We have audited the consolidated financial statements of Principal Life Insurance Company (the Company) as of December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008, and have issued our report thereon dated March 13, 2009. Our audits included the financial statement schedules listed in Item 24(a)(3) of the Registration Statement of this Form N-4. These schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein. As discussed in Note 1 to the consolidated financial statements, in response to new accounting standards, the Company changed its methods of accounting for its pension and other post-retirement benefits effective December 31, 2006 and January 1, 2008, and for the treatment of modifications or exchange of insurance contracts and income tax contingencies effective January 1, 2007.

/s/Ernst & Young LLP

Des Moines, Iowa March 13, 2009

0904-1051199

Principal Life Insurance Company
Schedule I -- Summary of Investments
Other than Investments in Related Parties
As of December 31, 2008

			Amount at Which
			Shown in the
			Statement of
Type of investment	Cost	Value	Financial Position
		(in millions)
Fixed maturities, available-for-sale:
U.S. Treasury securities and obligations of U.S.
Government corporations and agencies	$ 538.6	$ 584.9	$ 584.9
States, municipalities and political subdivisions	2,113.8	2,025.5	2,025.5
Foreign governments	462.1	478.5	478.5
Public utilities	2,483.5	2,287.6	2,287.6
Redeemable preferred	116.8	85.0	85.0
All other corporate bonds	29,759.8	25,217.7	25,217.7
Mortgage-backed and other asset-backed securities	10,318.6	7,384.8	7,384.8
Total fixed maturities, available for sale	45,793.2	38,064.0	38,064.0

Fixed maturities, trading	752.1	752.1	752.1

Equity securities, available-for-sale
Common stocks:
Industrial, miscellaneous and all other	6.1	16.5	16.5
Non-redeemable preferred stock	294.2	217.7	217.7
Total equity securities, available-for-sale	300.3	234.2	234.2

Equity securities, trading	125.7	125.7	125.7

Mortgage loans	12,702.9	XXXX	12,633.8

Real estate, net:
Real estate acquired in satisfaction of debt	25.6	XXXX	25.6
Other real estate	893.1	XXXX	889.6

Policy loans	881.4	XXXX	881.4
Other investments	2,082.0	XXXX	2,081.8

Total investments	$ 63,556.3	XXXX	$ 55,688.2

Principal Life Insurance Company
Schedule III - Supplementary Insurance Information
As of December 31, 2008, 2007 and 2006 and for each of the years then ended

							Amortization
	Deferred	Future	Contractholder			Benefits,	of Deferred
	Policy	Policy	and other		Net	claims and	Policy	Other
	Acquisition	Benefits	policyholder	Premium	investment	settlement	Acquisition	operating
	Costs	and claims	funds	revenue	income	expenses	Costs	expenses
	(in millions)
2008:
U.S. Asset Accumulation	$ 1,837.4	$ 8,344.8	$ 39,983.6	$ 523.2	$ 2,776.5	$ 2,723.2	$ 243.2	$ 775.5
Global Asset Management	-	-	-	-	(18.4)	-	-	423.1
Life and Health Insurance	2,132.7	7,626.9	3,833.3	3,476.1	669.3	2,921.8	131.9	964.1
Corporate	-	2.5	(252.0)	5.8	44.8	(11.0)	-	(182.5)
Principal Life Insurance Company	$ 3,970.1	$ 15,974.2	$ 43,564.9	$ 4,005.1	$ 3,472.0	$ 5,634.0	$ 375.1	$ 1,980.2

2007:
U.S. Asset Accumulation	$ 1,163.3	$ 8,147.7	$ 37,635.5	$ 710.8	$ 2,732.9	$ 2,807.7	$ 255.0	$ 798.0
Global Asset Management	-	-	-	-	33.6	-	-	410.9
Life and Health Insurance	1,463.4	7,472.6	3,402.8	3,671.6	689.1	3,111.4	96.4	1,011.4
Corporate	-	2.6	(244.2)	5.3	96.9	(10.5)	-	(107.6)
Principal Life Insurance Company	$ 2,626.7	$ 15,622.9	$ 40,794.1	$ 4,387.7	$ 3,552.5	$ 5,908.6	$ 351.4	$ 2,112.7

2006:
U.S. Asset Accumulation	$ 985.6	$ 7,719.3	$ 34,570.0	$ 462.3	$ 2,536.6	$ 2,391.3	$ 170.6	$ 729.9
Global Asset Management	-	-	-	-	52.1	-	-	338.5
Life and Health Insurance	1,280.3	7,282.2	3,045.0	3,598.7	692.5	2,910.3	66.2	1,021.8
Corporate	-	2.7	(218.7)	5.2	71.6	(8.3)	-	(96.0)
Principal Life Insurance Company	$ 2,265.9	$ 15,004.2	$ 37,396.3	$ 4,066.2	$ 3,352.8	$ 5,293.3	$ 236.8	$ 1,994.2

Principal Life Insurance Company
Schedule IV - Reinsurance
As of December 31, 2008, 2007 and 2006 and for each of the years then ended

					Percentage
		Ceded to	Assumed		of amount
	Gross	Other	from Other		Assumed to
	Amount	Companies	Companies	Net Amount	Net
(in millions)

2008:
Life insurance inforce	$ 242,356.4	$ 70,463.9	$ 2,593.2	$ 174,485.7	1.5%

Premiums:
Life insurance	$ 1,470.9	$ 121.1	$ 9.8	$ 1,359.6	0.7%
Accident and health insurance	2,819.6	174.0	(0.1)	2,645.5	-
Total	$ 4,290.5	$ 295.1	$ 9.7	$ 4,005.1	0.2%

2007:
Life insurance inforce	$ 238,424.2	$ 61,442.3	$ 2,823.5	$ 179,805.4	1.6%

Premiums:
Life insurance	$ 1,528.0	$ 107.9	$ 160.1	$ 1,580.2	10.1%
Accident and health insurance	2,976.4	168.8	(0.1)	2,807.5	-
Total	$ 4,504.4	$ 276.7	$ 160.0	$ 4,387.7	3.6%

2006:
Life insurance inforce	$ 218,876.7	$ 53,308.8	$ 3,078.9	$ 168,646.8	1.8%

Premiums:
Life insurance	$ 1,302.2	$ 98.3	$ 117.2	$ 1,321.1	8.9%
Accident and health insurance	2,927.1	182.1	0.1	2,745.1	-
Total	$ 4,229.3	$ 280.4	$ 117.3	$ 4,066.2	2.9%